                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement           / / Confidential,
                                              for Use of the Commission Only
/X/ Definitive Proxy Statement                (as permitted by Rule 14a-6(e)(2))

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Escalon Medical Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            Escalon Medical Corp.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box): No Fee Required

     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total Fee Paid:

--------------------------------------------------------------------------------
     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing party:

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     (4) Date filed:

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---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[LOGO]                                                    Escalon Medical Corp.
                                                           182 Tamarack Circle
                                                    Skillman, New Jersey 08558
                          Tel. 800-486-4858 - 609-497-9141 - Fax. 609-497-0948



                  NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 10, 1996

To the Shareholders of Escalon Medical Corp.:

           NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of the Shareholders of Escalon Medical Corp. (the "Company") will be held at the offices of Morgan, Lewis & Bockius LLP, 2000 One Logan Square, Philadelphia, Pennsylvania 19103, on December 10, 1996, at 10:00 A.M., local time, for the following purposes:

           1.        To elect five directors;

           2. To approve and adopt an amendment to the Company's 1993 Stock Option Plan to (i) increase the number of authorized shares of Common Stock subject to the Plan by 250,000 to 500,000; (ii) reflect the Company's change of name from Intelligent Surgical Lasers, Inc. to Escalon Medical Corp.; and (iii) incorporate recent changes from the Securities and Exchange Commission's rules relating to the administration of stock option plans;

           3. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 1997; and

           4. To transact such other business as may properly come before the meeting or any adjournments thereof.

           The Board of Directors has fixed the close of business on October 21, 1996, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment thereof. A list of such shareholders will be available for examination by any shareholder, for any purpose germane to the meeting for ten days prior to the meeting during ordinary business hours at the Company's executive offices at 182 Tamarack Circle, Skillman, New Jersey 08558.

           Shareholders are cordially invited to attend the Annual Meeting. In order to constitute a quorum for the conduct of business at the Annual Meeting, the holders of a majority of all outstanding shares of the Company's Common Stock must be present in person or be represented by proxy.

                                        By Order of the Board of Directors,


                                        /s/ John T. Rich
                                        -------------------------
                                        John T. Rich
                                        Assistant Secretary

Skillman, New Jersey
October 28, 1996

==============================================================================
EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.
==============================================================================

                              ESCALON MEDICAL CORP.
                               182 TAMARACK CIRCLE
                           SKILLMAN, NEW JERSEY 08558


                                 PROXY STATEMENT


                       1996 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 10, 1996

GENERAL INFORMATION ON THE MEETING

           This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Escalon Medical Corp., a California corporation (the "Company"), for use at the 1996 Annual Meeting of Shareholders of the Company to be held on Tuesday, December 10, 1996, at 10:00 A.M., local time, at the offices of Morgan, Lewis & Bockius LLP, 2000 One Logan Square, Philadelphia, Pennsylvania 19103, and at any adjournments thereof.

           The entire cost of soliciting proxies will be borne by the Company, including expenses in connection with preparing and mailing proxy solicitation materials. In addition to the use of the mails, proxies may be solicited by certain officers, directors and regular employees of the Company, without extra compensation, by telephone, facsimile transmission or personal interview. Although there is no formal agreement to do so, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxies and proxy material to the beneficial owners of the Company's Common Stock. This proxy statement and accompanying proxy are first being sent to the shareholders of the Company on or about October 28, 1996.

RECORD DATE AND VOTING

           Only shareholders of record at the close of business on October 21, 1996 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. As of September 23, 1996, 10,518,814 shares of the Company's Common Stock were issued and outstanding, all of which are entitled to be voted at the meeting. Each shareholder is entitled to one vote for each share of Common Stock held on all matters to come before the meeting.

           The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A shareholder giving a proxy may revoke it at any time before it is voted by filing with the Assistant Secretary of the Company written notice of revocation or by appearing at the meeting and voting in person. A prior proxy is automatically revoked by a shareholder delivering a valid proxy to the Assistant Secretary of the Company bearing a later date. Shares represented by all valid proxies will be voted in accordance with the instructions contained in the proxies. In the absence of instructions, shares represented by valid proxies will be voted for all nominees listed herein under "Election of Directors," for the approval and adoption of an amendment to the Company's 1993 Stock Option Plan and for ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 1997.

           The election of directors will be determined by a plurality of the votes cast, while approval of any other items at the Annual Meeting will require the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the meeting. Additionally, in voting for directors, if any shareholder gives notice at the meeting, prior to voting, of an intention to cumulate votes, then each shareholder has the right to cumulate votes and to give any one or more of the nominees whose names have been placed in nomination prior to voting a number of votes equal to the number of directors to be elected multiplied by the number of shares which the shareholder is entitled to vote. Discretionary authority to cumulate votes and distribute such votes among some or all of the nominees in the event that cumulative voting is invoked by any shareholder is solicited by the Board of Directors. In the case of shares that are present at the Annual Meeting for quorum purposes, not voting those shares for a particular nominee for director (including by withholding authority on the proxy) will not operate to prevent the election of that nominee if he or she otherwise receives affirmative votes; an abstention on any other item will operate to prevent approval of the item to the same extent as a vote against approval of such item and a broker "non-vote" on any item (which results when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner and those matters are matters with respect to which the broker has no discretion to vote) will have no effect on the outcome of the vote on such item.


                                (PROPOSAL NO. 1)
                              ELECTION OF DIRECTORS

           The Board of Directors of the Company, which currently consists of six members, shall consist of five members, all of whom are to be elected at the 1996 Annual Meeting. The term of each director will continue until his successor is elected and has qualified or until his earlier resignation or removal.

           The Board of Directors has nominated the following nominees for election as directors of the Company at the Annual Meeting. Each of the nominees is now a director of the Company with a term expiring at the Annual Meeting. Each of the nominees has agreed to serve if elected. Unless an instruction is given by a shareholder on the proxy card to withhold a vote as to a nominee or nominees, the proxy holders will vote the proxies received by them for the five nominees, or, in the unlikely event that any nominee becomes unable to serve as a director, for other persons designated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.


    ------------------------------------------------------------------------

                              NOMINEES FOR ELECTION

    ------------------------------------------------------------------------

                                                  YEAR FIRST BECAME DIRECTOR, PRINCIPAL OCCUPATIONS DURING
NAME OF DIRECTOR                    AGE               PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
----------------                    ---               -----------------------------------------
Sterling C. Johnson                  56       Mr. Johnson has been a director of the Company since February 1996.  Mr.
                                              Johnson has served as the President and Chief Executive Officer of the Company since
                                              February 1996. From 1989 through and including the present, Mr. Johnson has served as the President and Chief Executive Officer of EOI Corp. ("EOI").

Richard J. DePiano                   55       Mr. DePiano has been a director of the Company since February 1996.  Mr.
                                              DePiano has been the Chief Executive Officer of the Sandhurst Company, L.P.
                                              and Managing Director of the Sandhurst Venture Fund since 1986.  Mr.
                                              DePiano is Chairman of the Board of Directors of Surgical Laser Technologies,
                                              Inc.

Jack M. Dodick, MD                   57       Dr. Dodick has been a director of the Company since February 1996.  Dr.
                                              Dodick has served as the Chairman of the Department of Ophthalmology at
                                              Manhattan Eye, Ear and Throat Hospital in New York since 1982.

Jay L. Federman, MD                  58       Dr. Federman has served as the Chairman of the Board of Directors of the
                                              Company since February 1996. Dr. Federman has served as the Chief of the
                                              Division of Ophthalmology at the Allegheny University Medical College of
                                              Pennsylvania since 1993 and as Co-Director of the Retina Service and
                                              Research Department at Wills Eye Hospital in Philadelphia, Pennsylvania since
                                              1980.  Dr. Federman is a director of Surgical Laser Technologies, Inc.

                                                         YEAR FIRST BECAME DIRECTOR, PRINCIPAL OCCUPATIONS DURING
NAME OF DIRECTOR                    AGE                       PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
----------------                    ---                       -----------------------------------------
Robert J. Kunze                      61       Mr. Kunze has served as a director of the Company since 1988.  Mr. Kunze has been a general partner of H&Q Life Science Ventures and H&Q Life Science Technology
                                              Fund I, venture capital investment funds, since July 1987 and October 1987, respectively.

           Messrs. Johnson, DePiano, Dodick and Federman currently serve as directors of EOI, formerly known as Escalon Ophthalmics, Inc. EOI, which is the beneficial owner of 42.2% of the outstanding Common Stock of the Company, was formerly engaged in the business of developing, manufacturing and marketing ophthalmic surgical products and developing novel drug delivery technology. EOI, is currently engaged in the process of winding up its affairs. See "Securities Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions."

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

           The Board of Directors held nine meetings during the fiscal year ended June 30, 1996. Each director attended at least 75% of the total number of meetings of the Board of Directors and the Committees of which they were members.

           The Board of Directors has established two standing committees, the Audit Committee and the Compensation Committee.

           Audit Committee. The Audit Committee has the primary responsibility for ensuring the integrity of the financial information reported by the Company. The Committee's functions include: (i) making recommendations concerning the selection of independent auditors; (ii) reviewing the scope of the annual audit to be performed by the independent auditors; (iii) reviewing the results of those audits; and (iv) meeting periodically with management and the Company's independent auditors to review financial, accounting and internal control matters. The Audit Committee held one meeting during the fiscal year ended June 30, 1996. The Audit Committee currently consists of three directors, Messrs. DePiano, Dodick and Kunze.

           Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors on the compensation and benefits payable to the officers and key employees of the Company and reviews general policy matters relating to compensation and benefits of employees of the Company. The Compensation Committee is also charged with determining candidates who are eligible for grants of stock options under the Company's stock option plans. In addition, the Compensation Committee is responsible for administering and interpreting such plans. The Compensation Committee held six meetings during the fiscal year ended June 30, 1996. The Compensation Committee currently consists of three directors, Messrs. DePiano, Federman and Johnson.

COMPENSATION OF DIRECTORS

           During fiscal year 1996, directors received no cash compensation for their services to the Company as directors, but were reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors and its committees. Beginning with the next scheduled meeting of the Board of Directors, the directors will be paid directors' fees of $2,000 for each board meeting attended in person and $500 for each Committee meeting or meeting attended telephonically. In addition, directors will continue to be reimbursed for expenses incurred in connection with attending meetings. See "Executive Officers--Executive Compensation."

                                                   EXECUTIVE OFFICERS OF THE COMPANY

           NAME                AGE                            POSITION
           ----                ---                            --------
Sterling C. Johnson            56         President and Chief Executive Officer

John T. Rich, C.P.A.           41         Vice President of Finance and Administration, Assistant Secretary

Ronald L. Hueneke              53         Vice President, General Manager, Trek Division

           Mr. Johnson's employment background is described above under "Nominees for Election."

           Mr. Rich was appointed the Vice President of Finance and Administration and Assistant Secretary of the Company in February 1996. From January 1990 until February 1996, Mr. Rich held several senior management positions with, and continues to serve as a vice president of, EOI. From August 1980 until January 1990, Mr. Rich was employed by Arthur Andersen & Co., an international public accounting firm.

           Mr. Hueneke was appointed a Vice President of the Company and the General Manager of its Trek division in February 1996. From 1991 until February 1996, Mr. Hueneke held various senior management positions with EOI. Mr. Hueneke co-founded Trek Medical Products, Inc., a vitreoretinal instrument and equipment business, in 1983 and served as its President until October 1991 when it was acquired by EOI.

EXECUTIVE COMPENSATION

           The following table sets forth certain compensation paid by the Company to its Chief Executive Officer and certain other highly compensated executive officers of the Company for all services rendered in all capacities for the periods shown. This table includes Heinz R. Gisel and Edward M. Lake, who resigned their positions with the Company effective March 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                                    LONG TERM
                                                                                                   COMPENSATION
                                                ANNUAL COMPENSATION                  OTHER            AWARDS
                                                                                     ANNUAL                          ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR         SALARY        BONUS      COMPENSATION         OPTIONS      COMPENSATION(1)
---------------------------               ----         ------        -----      ------------        ---------     ------------
Sterling C. Johnson (2).............      1996       $ 55,677         ---             ---              ---           $  2,536
  President and  Chief Executive          1995          ---           ---             ---              ---              ---
  Officer                                 1994          ---           ---             ---              ---              ---

Heinz R. Gisel......................      1996       $120,000         ---             ---              ---           $204,542
  Former Chairman of the Board            1995       $160,000         ---             ---             15,000            ---
  and Chief Executive                     1994       $155,000         ---             ---             25,000            ---
  Officer
Edward M. Lake......................      1996       $100,750       $75,000           ---              ---            $46,434
  Former Executive Vice                   1995       $127,500       $10,000           ---             25,000            ---
  President, Finance and                  1994       $120,000       $50,000           ---            100,000            ---
  Administration, Secretary


(1) Includes: (i) premiums paid by the Company for life insurance on behalf of Mr. Johnson; (ii) severance payments of $160,000 and $33,750 to Mr. Gisel and Mr. Lake, respectively; (iii) accrued vacation pay of $24,542 and $12,684 to Mr. Gisel and Mr. Lake, respectively, paid upon their resignation from the Company; and (iv) $20,000 paid to Mr. Gisel between March 31, 1996 and June 30, 1996 pursuant to a consulting arrangement between Mr. Gisel and the Company.

(2) Mr. Johnson joined the Company on February 12, 1996. The salary and other compensation shown above was paid to him between February 12, 1996 and June 30, 1996.

 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUE

                                                                              NUMBER OF                         Value of
                                                                             UNEXERCISED                   Unexercised In-the-
                                                                              OPTIONS AT                    Money Options at
                                                                            JUNE 30, 1996                   June 30, 1996(1)
                                                                            -------------                  -----------------
                             SHARES ACQUIRED           VALUE
NAME                            ON EXERCISE          REALIZED      EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                          ---------------        ---------     -----------    -------------     -----------     -------------
Sterling C. Johnson                 ---                ---             ---              ---              ---             ---
Heinz R. Gisel                      ---                ---            119,243           ---           $ 78,107           ---
Edward M. Lake (2)                  ---                ---             30,469           ---           $ 12,504           ---
                                    ---                ---            100,000           ---              ---             ---

----------------

(1) Potential unrealized value is (i) the fair market value at fiscal 1996 year-end less the option exercise price times (ii) the number of options. Fair market value as of fiscal 1996 year-end was determined based on a closing sale price on June 30, 1996 of $2.28.

(2) Includes option to purchase 100,000 Units under a Nonqualified Unit Option Agreement. Each Unit consists of one share of Common Stock, one Class A Redeemable Common Stock Purchase Warrant and one Class B Redeemable Common Stock Purchase Warrant. The option is fully vested and expires on April 30, 1997.

           No options were granted by the Company during the fiscal year ended June 30, 1996, nor were there any awards made to any named executive officer during such fiscal year under any long-term incentive plan. The Company does not sponsor any defined benefit or actuarial plans at this time.

EMPLOYMENT AGREEMENTS

           On February 12, 1996, the Company and EOI closed an Assets Sale and Purchase Agreement pursuant to which EOI transferred substantially all of its assets and certain liabilities to the Company in consideration of the issuance to EOI of 4,770,772 shares of the Common Stock of the Company (the "Asset Acquisition"). In connection with the Asset Acquisition, Heinz R. Gisel (the former President and Chief Executive Officer of the Company) and Edward M. Lake (the former Executive Vice President, Finance and Administration and Secretary of the Company), among others, resigned their respective positions and Sterling
C. Johnson became the new President and Chief Executive Officer of the Company.

           Mr. Johnson entered into an employment agreement with EOI in 1989 that, as amended in January 1991 and January 1995, provides for annual compensation in the amount of $154,000. In connection with the Asset Acquisition, Mr. Johnson's employment agreement was assumed by the Company, including EOI's obligation to pay $118,000 in earned but unpaid compensation to Mr. Johnson. Mr. Johnson's agreement is for a three-year term ending in December 1997 and renews automatically for successive one-year periods unless either party notifies the other in writing at least 90 days prior to the expiration date. The agreement provides for health, life and long term disability insurance and other fringe benefits as well as reimbursement of the costs associated with the lease of an automobile not in excess of $500 per month. The agreement provides for severance payments, in the event of termination without cause, equal to Mr. Johnson's salary and fringe benefits for one year. Mr. Johnson was granted options to purchase up to 300,000 shares of EOI common stock at an exercise price per share of $.01. The options are fully vested and currently exercisable. The Company is obligated to reimburse Mr. Johnson for any withholding tax obligation and the tax on such reimbursement in the event Mr. Johnson exercises the options.

           Mr. Gisel entered into an employment agreement with the Company in November 1991, which provided for an annual salary of $150,000. In addition, Mr. Gisel's employment agreement provided, among other things, that in the event of termination of employment by the Company other than for willful or gross misconduct, the Company would be obligated to make a lump sum payment of $150,000 to Mr. Gisel. In connection with the Asset Acquisition, Mr. Gisel resigned his position effective March 31, 1996. The Company paid severance to Mr. Gisel in the amount of $160,000, which included an additional severance payment of $10,000 agreed upon by the Company and Mr. Gisel.

           Mr. Lake entered into an employment agreement with the Company in August 1993 which provided, among other things, for annual base salary of $120,000. Under the agreement, Mr. Lake was granted options to purchase up to 100,000 Units under a Nonqualified Unit Option Agreement at an exercise price per Unit of $6.00. The options were fully vested in November 1994 and expire on April 30, 1997. In September 1995, Mr. Lake's employment contract was modified to include a bonus of $67,500, one-half of which was payable at the earlier of
(i) the closing of the Asset Acquisition or (ii) December 31, 1995 and one-half in January 1996. Mr. Lake's employment contract also provided for severance payments in the amount of six months salary payable if terminated without cause or if he resigned after December 31, 1995. Under a letter agreement dated March 29, 1996, Mr. Lake's agreement was modified to (i) increase the period over which severance payments were to be made from six months to seven months and
(ii) provide for the vesting of any unvested options received by Mr. Lake under a 25,000 option grant in November 1994. In connection with the Asset Acquisition, Mr. Lake resigned his position effective March 31, 1996. The Company paid $33,750 in severance to Mr. Lake in fiscal year 1996 and will have paid the balance of all outstanding severance payments, $45,000, to Mr. Lake by October 31, 1996.


        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth, as of September 23, 1996, certain information regarding the beneficial ownership of the Common Stock by (i) each shareholder known by the Company to be a beneficial owner of more than 5% of the Common Stock, (ii) each director and nominee for election as director of the Company, (iii) each of the Named Executive Officers as such term is defined in
Item 402(a)(3) of Regulation S-K and (iv) all directors and executive officers of the Company as a group. Pursuant to the rules and regulations promulgated under the Exchange Act the table sets forth the most recent information provided in filings made with the SEC by the reporting persons.

           The information set forth for David A. Blech, and D. Blech & Company, Incorporated ("Blech") is based on Amendment No. 3 to the Statement on Schedule 13D, dated October 5, 1995, which amends and supplements the Statement on
Schedule 13D relating to the event date of May 6, 1994, filed on behalf of such persons. The information for EOI is based on a Statement on Schedule 13D, dated February 12, 1996, and a Form 4, dated September 10, 1996, both filed on behalf of EOI.

           The calculation of percentage ownership as shown for each person in the following table assumes the exercise of all options and warrants held by such person but not the exercise of any other person's options or warrants. Additionally, certain of the reporting persons share beneficial ownership of certain securities of the Company. Any securities as to which beneficial ownership is shared are set forth on the table below as beneficially owned by each person to whom beneficial ownership may be attributed. See the footnotes to the table for information as to shared beneficial ownership of the Company's securities.

                           BENEFICIAL OWNERSHIP TABLE

                                                                                      AMOUNT OF
                                                                                      BENEFICIAL
                                                      AMOUNT OF                      OWNERSHIP OF
                                                     BENEFICIAL                         SHARES           AMOUNT OF
                                                   OWNERSHIP OF                        UNDERLYING        AGGREGATE      AGGREGATE
                                                    OUTSTANDING     PERCENT OF           OPTIONS/       BENEFICIAL        PERCENT
          NAME AND ADDRESS OF BENEFICIAL OWNER      SHARES(1)**         CLASS         WARRANTS***        OWNERSHIP       OF CLASS
          ------------------------------------      -----------         -----         -----------        ---------       --------
EOI Corp. (2).....................................    4,437,625           42.2                ---        4,437,625          42.2
   182 Tamarack Circle
   Skillman, NJ  08558

H&Q Life Science Technology Fund I and
H&Q Life Science Ventures (3).....................      641,454            6.1             10,000          651,454           6.2
   One Bush Street
   San Francisco, CA 94104

D. Blech and D. Blech & Company,
Incorporated (4)..................................          ---            ---          3,160,000        3,160,000          23.1
  599 Lexington Avenue
  New York, NY  10022

Allen & Company Incorporated (5)..................          ---            ---            832,258          832,258           7.3
  711 Fifth Avenue
  New York, NY  10022

R.A. Mackie & Co., L.P. (5).......................          ---            ---            560,475          560,475           5.1
   One Gorham Island
   Westport, CT  06880

Sterling C. Johnson...............................          ---            ---                ---              ---           ---

Heinz R. Gisel (6)................................        2,800              *            119,243          122,043           1.1

Edward M. Lake (7) ...............................          ---            ---            330,469          330,469           3.1

Anthony B. Evnin (8)..............................      257,068            2.4            140,000          397,068           3.7

Robert J. Kunze (9) ..............................      641,454            6.1             10,000          651,454           6.2

Richard J. DePiano................................          ---            ---                ---              ---           ---

Jack M. Dodick, M.D...............................          ---            ---                ---              ---           ---

Jay L. Federman, M.D..............................          ---            ---                ---              ---           ---

All directors and executive officers as a group
  (8 persons) ....................................      901,322            8.6            599,712        1,501,034          13.5


*          Less than 1%.
** Includes outstanding shares owned by the named person but does not include shares as to which such person has the right to acquire.
*** Represents shares underlying (a) Class A Redeemable Common Stock Purchase Warrants ("Class A Warrants"), Class B Redeemable Common Stock Purchase Warrants ("Class B Warrants") and Class C Common Stock Purchase Warrants ("Class C Warrants"), each of which (i) entitles the holder thereof to purchase one share of Common Stock at a price of $6.25, $7.50 and $5.00, respectively, and (ii) was issued in connection with a November 1993 offering; and (b) certain options, which in each case are exercisable within 60 days from the date hereof.

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2) As reported on Schedule 13D dated February 12, 1996 and a Form 4 dated September 10, 1996. The outstanding share ownership set forth for EOI consists of shares owned solely by EOI. As set forth in the
           Schedule 13D, Messrs. Johnson, DePiano, Dodick, and Federman are directors of EOI. Additionally, Messrs. Johnson and Rich (the Company's current Vice President of Finance and Administration and the Assistant Secretary) serve as the President/Chief Executive Officer and Secretary/Treasurer/Vice President of Finance and Administration, respectively, of EOI. Although not currently serving as an officer of EOI, Ronald L. Hueneke, the Company's Vice President/General Manager of Trek Division, served in the same position for EOI prior to the Asset Acquisition. Each of the above named individuals are also shareholders of EOI.

(3) H&Q Life Science Technology Fund I ("Technology Fund") is a California limited partnership, the general partner of which is H&Q LST Managers I, a California limited partnership. H&Q Life Science Ventures ("Science Ventures") is a California limited partnership, the general partner of which is H&Q LSV Managers, a California limited partnership. Mr. Kunze, a director of the Company, is a general partner of the general partner of each of Technology Fund and Science Ventures and therefore has shared voting and investment power with respect to the securities owned by Technology Fund and Science Ventures. Technology Fund and Science Ventures are the record owners of 313,892 and 327,562 shares of Common Stock, respectively. In addition, Technology Fund and Science Ventures each have the right to acquire shares underlying 2,000 Class A Warrants, 2,000 Class B Warrants, 1,000 Class C Warrants. The shares held by each of Technology Fund and Science Ventures may be deemed to be beneficially owned by both entities. Mr. Kunze disclaims beneficial ownership as to all of the shares held by Technology Fund and Science Ventures.

(4) As reported on Amendment No. 3 to the Statement on Schedule 13D dated October 5, 1995. The ownership of shares underlying options and warrants, as set forth for Mr. Blech, consists entirely of shares underlying 1,380,000 Class A Warrants and 880,000 Class B Warrants owned by Blech, and 900,000 shares subject to a Unit Purchase Option owned by Blech (see discussion under "Certain Relationships and Certain Transactions").

(5)        For Allen & Company Incorporated such figures are as reported on
           Schedule 13G dated February 13, 1996. Allen & Company Incorporated's ownership consists of 59,963 shares of Common Stock and shares underlying 115,205 Class A Warrants and 657,090 Class B Warrants. For R.A. Mackie & Co., L.P. such figures are as reported on Schedule 13G dated February 8, 1996 and represent ownership of shares underlying 43,575 Class A Warrants and 516,900 Class B Warrants.

(6) Represents the record ownership of 2,800 shares of Common Stock by Mr. Gisel, the former President and Chief Executive Officer of the Company, and 119,243 shares which he has the right to acquire upon exercise of options.

(7) Includes 300,000 shares subject to certain Unit options (see footnote 2 to Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Value table, above) and 30,469 shares which Mr. Lake has the right to acquire upon exercise of stock options.

(8) Represents shares beneficially owned by Venrock Associates and Venrock Associates II, L.P. and 800 shares held of record by Mr. Evnin. Venrock Associates is a New York limited partnership of which Mr. Evnin, a director of the Company, is a general partner. Mr. Evnin has shared voting and investment power with respect to the securities owned by Venrock Associates. Mr. Evnin disclaims beneficial ownership of the shares owned by Venrock Associates except to the extent of his partnership interest therein.

(9) Represents shares beneficially owned by Technology Fund and Sciences Ventures, as reflected above. See footnote 3 for a description of Mr. Kunze's affiliation with Technology Fund and Sciences Ventures.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           On February 12, 1996, the Company acquired substantially all of the assets and certain of the liabilities of EOI, pursuant to an Assets Sale and Purchase Agreement, in exchange for 4,770,772 shares of the Company's Common Stock. The total estimated cost of the acquisition was $8,900,000, including liabilities assumed (which includes the assumption of costs associated with certain litigation involving EOI) of $1,016,340 and estimated transaction costs of approximately $928,000. The acquisition was accounted for using the purchase method of accounting and included the acquisition of accounts receivable, inventories, equipment and various other tangible and intangible assets. The total purchase price over the fair value of net assets acquired approximates $4,100,000 and is being amortized over a ten-year period. Another $1,000,000 of the purchase price was assigned to in-process technology and was charged to operations immediately following the acquisition. As disclosed elsewhere herein, Messrs. Johnson, DePiano, Dodick and Federman were at the time of the acquisition, and continue to be, members of the Board of Directors of EOI. Messrs. Johnson and Rich, the Company's President/Chief Executive Officer and Vice President, Finance and Administration/Assistant Secretary, respectively, also serve in similar executive level management positions with EOI. Ronald L. Hueneke, a Vice President of the Company and General Manager of its Trek Division, served in the same position with EOI prior to the consummation of the Asset Acquisition. EOI is the beneficial owner of 42.2% of the outstanding Common Stock of the Company and each individual named in this paragraph is a shareholder of EOI.

           Jay L. Federman, M.D., the Chairman of the Board of Directors, together with two individuals unaffiliated with the Company, entered into a Development, Assignment and License Agreement with the Company dated September 11, 1992. Under this agreement, the Company has agreed to pay royalties to Dr. Federman and the two unaffiliated individuals on sales of the Company's Iris Expander and related products. Generally, the agreement provides for quarterly royalty payments of 10% of net sales, for sales by the Company, and the greater of 5% of net sales or 50% of royalty payments received by the Company, for sales by sublicensees of the Company, in countries where a valid patent for the product has issued. For sales in countries where a valid patent has not issued, royalty payments equal to one-half of the foregoing rates are required. As of the date hereof, the Iris Expander is still under development. Therefore, no royalty payments have been made to Dr. Federman or the other individuals that are parties to the Development, Assignment and License Agreement.

           Commencing November 17, 1994, upon the exercise of any Class A Redeemable Common Stock Purchase Warrant or Class B Redeemable Common Stock Purchase Warrant (a "Warrant"), to the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission (the "Commission"), the Company has agreed to pay D. Blech & Company, Incorporated ("Blech"), except in certain limited circumstances, a fee of 5% of the exercise price of such Warrant if (i) the market price of the Common Stock is greater than the exercise price of such Warrant on the date of exercise; (ii) on the date of exercise Blech is a registered broker-dealer and its registration has not been suspended; (iii) such Warrant is not held in a discretionary account; and (iv) the solicitation of such Warrant was not in violation of Rule 10b-6 promulgated under the Securities Exchange Act of 1934, as amended. The Company has agreed not to solicit the exercise of any Warrant other than through Blech unless Blech is legally unable to solicit such exercise or is prohibited from doing so by the rules of the NASD or otherwise, in which event the Company may solicit such exercise, either itself or with the assistance of a third party.

           In November 1993, the Company sold to Blech a transferable option (the "Unit Purchase Option") to purchase up to 300,000 Units. The Unit Purchase Option is exercisable for a period of four years, commencing November 17, 1994, at an initial exercise price equal to $8.00 per Unit. The Units are identical in all respects to Units issued in an underwritten public offering of Units made in November and December of 1993, except that (i) while the Warrants comprising such Units are held by Blech or certain transferees of Blech, they are not redeemable by the Company and (ii) Warrants comprising such Units are exercisable for the period commencing on November 17, 1993, and terminating at the close of business on November 24, 1994. The Unit Purchase Option cannot be transferred, assigned or hypothecated prior to November 24, 1994, except that it may be assigned, in whole or in part, to any successor, officer or partner of Blech. The Unit Purchase Option contains antidilution provisions providing for appropriate adjustment of the exercise price and the number of Units which may be purchased upon exercise upon the occurrence of certain events.

           The Company has agreed that it will, at its expense on any one occasion during the four-year period commencing November 17, 1994, and on any one additional occasion at the expense of the holders thereof during such period, register the securities underlying, or issuable upon the exercise of the securities underlying, the Unit Purchase Option at the request of holders of a majority of the Units issued or issuable upon exercise of the Unit Purchase Option (including shares of Common Stock issuable upon exercise of the Warrants included in those Units). The Company has also agreed, during the seven-year period commencing November 17, 1994, to register on a "piggyback" basis, on an unlimited number of occasions, such securities whenever the Company files a registration statement.

           For the life of Unit Purchase Option, the holders are given, at nominal cost, the opportunity to profit from a rise in the market price for the securities of the Company without assuming the risk of ownership, with a resulting dilution in the interest of other securityholders. As long as the Unit Purchase Option remains unexercised, the terms under which the Company could obtain additional capital may be adversely affected. Moreover, the holders of the Unit Purchase Option may be expected to exercise such option at a time when the Company would, in all likelihood, be able to obtain needed capital by an offering of its securities on terms more favorable than those provided by the Unit Purchase Option.


                                (PROPOSAL NO. 2)
                       AMENDMENT OF 1993 STOCK OPTION PLAN

           At the Annual Meeting, there will be presented to the shareholders a proposal to approve and adopt an amendment to the Company's 1993 Stock Option Plan (the "1993 Plan"). On October 4, 1996, the Board of Directors of the Company approved the proposed amendment to the 1993 Plan subject to shareholder approval at the Annual Meeting. The amendment will not be effective unless and until shareholder approval is obtained.

           The amendment would increase the number of shares available for issuance under the Company's 1993 Plan from 250,000 to 500,000 shares of Common Stock. The Board of Directors believes that the Company's ability to grant options under the 1993 Plan is a valuable and necessary compensation tool that aligns the long-term financial interests of employees, consultants and directors with the financial interests of the Company's shareholders. As of October 15, 1996, options to purchase 66,750 shares of Common Stock were outstanding under the 1993 Plan; options to purchase 155,912 remain available for future grants. An increase in the number of shares available for issuance is necessary to meet the above objectives.

           The amendment would also modify the 1993 Plan to reflect (i) the Company's change of name from Intelligent Surgical Lasers, Inc. to Escalon Medical Corp. and (ii) recent changes in the Securities and Exchange Commission's rules relating to the administration of stock option plans. The Securities and Exchange Commission recently adopted changes to its regulations under Section 16 of the Securities Exchange Act of 1934 which significantly liberalize the manner in which stock-based compensation plans, such as the 1993 Plan, are administered. The Board of Directors believes that it is in the interests of the Company and its shareholders to incorporate such changes into the 1993 Plan.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1993 PLAN.

           THE PROPOSED AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION PLAN IS SET FORTH AS EXHIBIT A TO THIS PROXY STATEMENT, AND THE DESCRIPTION OF SUCH AMENDMENT CONTAINED HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO EXHIBIT A.

    ------------------------------------------------------------------------

                         DESCRIPTION OF THE OPTION PLAN

    ------------------------------------------------------------------------



SUMMARY OF MATERIAL TERMS OF THE 1993 PLAN

           The 1993 Plan was approved, subject to shareholder approval, by the Board of Directors on September 23, 1993. Subject to certain increases and adjustments, the 1993 Plan provides for the issuance of an aggregate of 500,000 shares of Common Stock pursuant to options granted under the 1993 Plan. Unless sooner terminated by the Board of Directors, the 1993 Plan will expire by its terms on September 22, 2003 and no option may be granted under the 1993 Plan after that date. As of October 15, 1996, options to purchase 94,088 shares of Common Stock have been granted under the 1993 Plan.

           The 1993 Plan provides for the grant, for no consideration other than services, of options to purchase shares of the Common Stock of the Company to certain employees and directors of the Company or its subsidiaries and to certain other individuals who provide services to the Company or its subsidiaries. Options granted pursuant to the 1993 Plan may either be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), which are intended to qualify for special federal income tax treatment ("ISOs"), or "non-qualified stock options" ("NQSOs"). Capitalized terms not defined below have the same meanings as set forth in the 1993 Plan attached hereto. The 1993 Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, known as "ERISA."

           Administration, Modification and Amendment of the 1993 Plan. The 1993 Plan provides that it shall be administered by a committee of the Board of Directors consisting of at least two and not more than five persons (the "Committee"). The members of the Committee shall be appointed from time to time by the Board of Directors of the Company and may, but need not be, directors. The Committee has the final authority to interpret the 1993 Plan, to determine which Eligible Employees, as defined below, shall receive options, the times when such options shall be granted and when they may be exercised, the fair market value of Common Stock for the purposes of determining exercise prices and the number of shares to be subject to any option, to determine the terms and provisions of option agreements, to prescribe, amend and rescind rules and regulations relating to the 1993 Plan, to construe options under the 1993 Plan, and to make all other determinations necessary and advisable for proper administration of the 1993 Plan. All decisions and determinations of the Committee are final.

           The Board of Directors may at any time suspend or terminate the 1993 Plan or may amend it from time to time in such respects as the Board of Directors may deem advisable either to conform the terms of the 1993 Plan to any changes in the law or for any other reason that the Board of Directors may deem to be in the best interests of the Company and its shareholders; provided, however, (a) that without approval of the shareholders of the Company, no such amendment may (1) except in certain limited circumstances, materially increase the number of shares for which options may be granted under the 1993 Plan, (2) materially modify the requirements as to eligibility for participation in the 1993 Plan, or (3) materially increase the benefits accruing to participants under the 1993 Plan.

           Eligibility and Grants of Options. All full-time, key employees of the Company are eligible for selection by the Committee to receive ISOs under the 1993 Plan and all full-time, key employees, directors and any other persons who perform services for the Company ("Consultants") and who, in the opinion of the Committee, will contribute to the success of the Company, are eligible to receive NQSOs under the 1993 Plan (together "Eligible Employees"). The 1993 Plan provides that the phrase "key employees" includes officers, department heads, division managers, other employees having supervisory responsibilities, and those other employees as the Committee may specifically designate from time to time. Members of the Committee are not eligible to receive grants of options under the 1993 Plan. The Committee determines and designates from time to time the number and nature of the options to be granted to any Eligible Employee. The number of options that may be granted to any particular individual or group is not determinable until the Committee takes action with respect thereto. As of October 15, 1996, approximately 20 non-director employees, five directors and four Consultants were eligible to participate in the 1993 Plan.

           Term of Options. The term of each option is determined by the Committee, but no option will be exercisable more than ten years from the date the option was granted. ISOs granted to a "control person" will not be exercisable more than five years from the date the option was granted. For purposes of the 1993 Plan, a "control person" is any person who, as of the date of an option grant, owned more than 10% of the voting stock of the Company or of any parent or subsidiary corporation.

           Exercise of Options. Options granted under the 1993 Plan are exercisable by the holder at such rate and times as may be fixed by the Committee at the time the option is granted. The Committee may, in its discretion, accelerate or otherwise amend the times any or all outstanding options are exercisable, including in the event of a Change of Control.

           Option Exercise Price. The exercise price of an option is determined by the Committee at the time the option is granted, although it may not be less than the Fair Market Value of the shares on the date of grant. With respect to a "control person" the exercise price of an ISO cannot be less than 110% of the Fair Market Value on the date of grant. "Fair Market Value" on a specified date refers to the last sales price or the average of the closing bid and asked price, as appropriate, per share of the Common Stock on the stock exchange or market on which the Common Stock is primarily traded or, if there were no trades or quotations on that date, then on the last previous day on which a trade or quotation was reported.

           Termination of Employment. If an option holder terminates his or her employment with the Company or a subsidiary for reasons other than retirement, disability or death, all unexercised options of such holder shall terminate immediately upon such termination, as determined by the Committee, and such holder shall have no right thereafter to exercise any unexercised options he or she might have exercised prior to the date of termination. If an option holder terminates employment due to retirement on or after attaining the age of 65 (or such earlier date as shall be permitted), or to a permanent and total disability, within the meaning of Section 22(e)(3) of the Code, or to death, the holder or the holder's estate or the holder's heirs may exercise the options which are unexercised at the time of such retirement, disability or death (but only to the extent that such options are then exercisable in the case of disability): (i) within three months after the option holder's retirement, in the case of an ISO, and within twelve months after the option holder's retirement, in the case of a NQSOs, or (ii) within twelve months after the option holder's disability or death. No option may be exercised after its original expiration date.

FEDERAL INCOME TAX CONSEQUENCES

           Non-Qualified Options. Except as described in the following paragraph, upon the exercise of an NQSO, the amount by which the fair market value of the shares on the date of exercise exceeds the option price is taxed to the optionee as ordinary compensation income. In general, the Company is entitled to a deduction equal to the amount of the ordinary compensation income realized by the optionee. At such time as the optionee sells shares issued to him upon exercise of his option, if the shares were held as capital assets, he will realize capital gain or loss (long-term or short-term, depending on whether the shares were held for more than one year before sale) in an amount equal to the difference between his tax basis in the shares and the selling price. The Company is not entitled to any tax deductions with respect to capital gains realized by the optionee.

           Incentive Stock Options. The holder of an ISO will not be subject to federal income tax upon the grant or exercise of the ISO, and the Company will not be entitled to a tax deduction by reason of such exercise. A sale of the shares received upon the exercise of an ISO which does not occur within one year after the exercise of the ISO or within two years after the grant of the ISO will result in the realization of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the optionee's tax basis in such shares if such shares were held as capital assets. Generally, upon a prior disposition of the shares, the optionee will recognize ordinary compensation income equal to the lesser of (1) the excess of the fair market value of the shares on the date of transfer to the optionee over the option price or (2) the excess of the amount realized on the disposition over the optionee's tax basis in the shares. In certain circumstances, upon a prior disposition, such as a disposition by gift or a transfer to a related person, the amount of ordinary compensation income recognized by the optionee will be the excess of the fair market value of the shares on the date of transfer to the optionee over the option price. The Company may claim a tax deduction on a prior disposition of such shares in the amount of the ordinary compensation income which is realized by the optionee, and at the time so recognized.

           The excess of the fair market value of the shares at the time of exercise of an ISO over the option price constitutes an item of tax preference subject to the alternative minimum tax, unless a subsequent disqualifying disposition occurs.

           Tax Advice Caveat. The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the 1993 Plan. Optionees also may be subject to state and local taxes in connection with the grant or exercise of options and the sale or other disposition of shares acquired upon the exercise thereof. The Company suggests that optionees consult with their individual tax advisors to determine the applicability of the tax aspects of options to their personal tax circumstances.

                                (PROPOSAL NO. 3)
                      RATIFICATION OF SELECTION OF AUDITORS

           The Board of Directors has appointed the firm of Ernst & Young LLP as independent public accountants for the year ending June 30, 1996. Ernst & Young LLP has audited the Company's financial statements since the Company's inception. The appointment of auditors is approved annually by the Board of Directors, which is based in part on the recommendations of the Audit Committee. In making its recommendations, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year. This appointment will be submitted to the shareholders for ratification at the Annual Meeting.

           Although not required by law or by the By-laws of the Company, the Board of Directors has determined that it would be desirable to request ratification of this appointment by the shareholders. If ratification is not received, the Board will reconsider the appointment. A representative of Ernst & Young LLP is expected to be available at the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

           The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of the outstanding shares of Common Stock is required for the ratification of this selection.

           THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1996.

                                  OTHER MATTERS

           The Board of Directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

SHAREHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

           Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the 1997 annual meeting, such proposals must be received by the Company no later than June 30, 1997. Proposals should be directed to the attention of the Secretary of the Company.

ANNUAL REPORT ON FORM 10-K

           THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1996, INCLUDING THE FINANCIAL STATEMENTS, BUT EXCLUDING EXHIBITS. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO THE COMPANY, ATTENTION: JOHN T. RICH.

           EACH SHAREHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                                    EXHIBIT A

                              ESCALON MEDICAL CORP.

                PROPOSED AMENDMENT TO THE 1993 STOCK OPTION PLAN


                             FIRST AMENDMENT TO THE

                        INTELLIGENT SURGICAL LASERS, INC.

                             1993 STOCK OPTION PLAN


           The "Intelligent Surgical Lasers, Inc. 1993 Stock Option Plan" (the "Plan"), which was effective September 23, 1993, is hereby amended, effective October 4, 1996, as follows (subject to the obtaining of subsequent approval of the shareholders of the Company):

I. By changing the name of the Plan to the "Escalon Medical Corp. 1993 Stock Option Plan" and by changing all references to the name of the Company within the Plan from Intelligent Surgical Lasers, Inc. to Escalon Medical Corp.

II. By deleting the first paragraph of Section 2 of the Plan and substituting therefor the following:

           The Plan shall be administered by a committee of not less than two nor more than five persons (the "Committee"). The members of the Committee shall be appointed from time to time by the Board of Directors of the Company and may, but need not be, directors. Members of the Committee shall serve at the pleasure of the Board of Directors and may resign at any time upon written notice to the Board of Directors. The Board of Directors shall appoint a member of the Committee to serve as chairperson of the Committee; the Committee shall elect a secretary to the Committee, who may be, but need not be, a member of the Committee or a director.

III. By deleting Section 3 of the Plan and substituting therefor the following:

           3. Shares of Common Stock Subject to the Plan. The aggregate number of shares of the Common Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed 500,000 (after giving effect to the reverse stock split effected on November 8,
           1993), subject to adjustment under the provisions of Section 6 hereof. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company, or shares purchased by the Company in privately negotiated or open market transactions for purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not acquired thereunder shall again be available for Options to be granted under the Plan.

                                   APPENDIX

                                        This Appendix is being filed pursuant
                                        to Instruction 3 of Item 10 of Schedule
                                        14A and Rule 14a-6 under the Securities
                                        Exchange Act of 1934.  This Appendix
                                        was not included in the Proxy Statement
                                        that was sent to shareholders.



                       INTELLIGENT SURGICAL LASERS, INC.
                             1993 STOCK OPTION PLAN


         1. Purpose. This 1993 Stock Option Plan (the "Plan") is intended to advance the interests of INTELLIGENT SURGICAL LASERS, INC., a California corporation (the "Company"), and its shareholders by providing the Company with a means of attracting and retaining key personnel and by encouraging and enabling such key personnel, upon whose judgment, initiative, and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its common stock, no par value (the "Common Stock"). The Plan provides for the grant of options (the "Options") for the acquisition of the Common Stock.

         Options granted under the Plan will be either incentive stock options ("ISOs"), intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as from time to time amended, or any successor statute of similar purpose (the "Code"), or nonqualified stock options ("NQSOs"). Options shall be ISOs to the extent, and only to the extent, that such Options are so identified in writing in the document or documents evidencing the grant of the Option (the "Option Agreement"). All Options that are not identified as ISOs in the Option Agreement are intended to be NQSOs. For purposes of the Plan, the terms "parent" and "subsidiary" shall mean "parent corporation" and "subsidiary corporation," respectively, as such terms are defined in Sections 424(e) and (f) of the Code.

         2. Administration of Plan. The Plan shall be administered by a committee of not less than two nor more than five persons (the "Committee"). The members of the Committee shall be appointed from time to time by the Board of Directors of the Company and may, but need not be, directors. Members of the Committee shall serve at the pleasure of the Board of Directors and may resign at any time upon written notice to the Board of Directors. The Board of Directors shall appoint a member of the Committee to serve as chairperson of the Committee; the Committee shall elect a secretary to the Committee, who may be, but need not be, a member of the Committee or a director. The foregoing notwithstanding, at any time that the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (i) each member of the Committee shall be a director of the Company who is a "disinterested person" within the meaning of Rule 16b-3(c)(2)(i) under the Exchange Act, and (ii) any Plan provision to the contrary notwithstanding, any power under this Plan or any outstanding Option Agreement hereunder shall, if necessary in order to comply with Rule 16b-3 under the Exchange Act, be exercised exclusively by the Committee with respect to any Optionee who is subject to Section 16 of the Exchange Act; provided, however, that, in lieu of compliance with this provision, prior to the earlier of September 1, 1993, or such date as the Company has elected to rely on new Rule 16b-3, Options may be granted and other powers exercised by the Board of Directors or Committee in conformity with the plan administration provisions of old Rule 16b-3(b).

         The Committee shall report all action taken by it to the Board of Directors. The Committee shall have full and final authority, subject to the provisions of the Plan, to determine to whom each Option shall be granted (the "Optionee"); the time or times at which each Option shall be granted; whether an Option shall be an ISO or an NQSO; the number of shares and purchase price of Common Stock covered by each Option; the vesting schedule with respect to each Option; to construe and interpret the Plan; to determine the terms and provisions of the respective Option Agreements, which need not be identical, including, without limitation, terms relating to the method of payment of the Option exercise price and such additional contractual terms and conditions as the Committee may deem necessary or advisable to further the purposes of the Plan or the Company; to prescribe rules and regulations under the Plan; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations of the Committee shall be conclusive and binding for all purposes and upon all persons. No Committee member shall be liable for any action or determination made by him in good faith with respect to the Plan or any Option granted thereunder.

         3. Shares of Common Stock Subject to the Plan. The aggregate number of shares of the Common Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed 250,000 (after giving effect to the reverse stock split effected on November 8, 1993), subject to adjustment under the provisions of Section 6 hereof. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company, or shares purchased by the Company in privately negotiated or open market transactions for purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not acquired thereunder shall again be available for Options to be granted under the Plan.

         4. Eligibility and Participation. Only full-time, key employees of the Company shall be eligible for selection by the Committee to receive ISOs, and only full-time, key employees, directors of the Company, and any other persons who perform services for the Company and who, in the opinion of the Committee, will contribute to the success of the Company shall be eligible to receive NQSOs. For the purpose of this Plan, the phrase "key employees" shall include officers, department heads, division managers, other employees having supervisory responsibilities, and those other employees as the Committee may specifically designate from time to time. No person shall be granted an ISO under the Plan unless such person is an eligible employee as provided by the Code. Members of the Committee shall not be eligible to receive grants of Options under the Plan.

         5. Terms and Conditions of Options. Any Option granted shall be evidenced by an Option Agreement executed by the Company and the Optionee substantially in the form of Exhibit "A" to the Plan (in the case of NQSOs) or Exhibit "B" to the Plan (in the case of ISOs), or in such other form not inconsistent with the Plan as shall be specified by the Committee, subject to the following terms and limitations:

                 (a) Option Price. The exercise price per share of an NQSO shall be an amount not less than one hundred percent (100%) of the fair market value per share of the Common Stock on the date of grant of such Option, as determined by the Committee in good faith in its sole discretion. Except as provided in Section 5(b) hereof, the exercise price per share of an ISO shall be an amount not less than one hundred percent (100%) of the fair market value per share of the Common Stock on the date of grant of such Option (or, in the case of a grant to a prospective officer or employee, the date the grant becomes effective), as determined by the Committee in good faith in its sole discretion. Anything contained in this Paragraph to the contrary notwithstanding, the exercise price of an ISO issued under the Plan in connection with a transaction described in Section 424(a) of the Code may be an amount which conforms to the requirements of that Code section and the regulations thereunder.

         For purposes of the Plan, the "fair market value" of the Common Stock on a given date shall be based upon: (i) if the Common Stock is listed on a securities exchange or quoted on an interdealer quotation system, the last sale price or, if unavailable, the average of the closing bid and asked prices per share of the Common Stock on such date (or, if there was no trading or quotation in the Common Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations; or
(ii) if the Common Stock is not listed on a securities exchange or quoted on an interdealer quotation system, as determined by the Committee in good faith.
The exercise price per share for Options shall be subject to adjustment as provided in Section 6 hereof.

                 (b) Additional Provisions Applicable to ISOs. The aggregate fair market value (determined at the time any ISO is granted) of the Common Stock with respect to which any Optionee's ISOs, together with incentive stock options granted under any other plan of the Company and any parent or subsidiary, are exercisable for the first time by such individual during any calendar year shall not exceed $100,000. To the extent that Options intended to be ISOs fail to comply with the dollar limitation set forth in this Section 5(b), such Options shall be deemed to be NQSOs.

                 No ISO may be granted under the Plan to any person who owns, directly or indirectly (within the meaning of Sections 422(b)(6) and 424(d) of the Code), at the time the ISO is granted, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, unless the Option exercise price is at least one hundred ten percent (110%) of the fair market value of the shares subject to the Option, determined on the date of the grant, and the Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted.

                 (c) Payment of Option Price. The exercise price of an Option shall be paid in full to the Company at the time of the exercise either in cash, or, subject to the approval of the Committee and subject to any requirements or limitations that the Committee may adopt, in whole or in part by the surrender of shares of previously acquired common stock or Common Stock of the Company, including shares received upon the prior exercise of Options regardless of the amount of time such previously acquired shares have been held by the Optionee. For purposes of the foregoing exchange, the previously acquired shares shall be valued in the manner set forth in Section 5(a) hereof relating to the determination of fair market value, determined on the date such shares are surrendered to the Company. The Committee may, in its discretion, adopt regulations relating to payment of the Option exercise price with previously acquired shares, including a requirement that Optionees surrendering shares that were purchased upon exercise of incentive stock options acknowledge that such surrender may constitute a disqualifying disposition under Section 422 of the Code.

                 (d) Term of Option. The expiration date of each Option, except as provided in Sections 5(b) and 5(h) hereof or as may be provided by the Committee in any Option Agreement, shall be ten (10) years from the date of grant of the Option.

                 (e) Vesting of Shareholder Rights. An Optionee, or any legal representative of the estate of a deceased Optionee or guardian or legal representative who acquires the right to exercise an Option by bequest or inheritance or by reason of the death or incapacity of any Optionee (a "Successor"), shall not have any of the rights of a shareholder of the Company until the Option is duly exercised in conformity with the Plan. No adjustment shall be made for cash dividends or other distributions with respect to which the record date occurs before the date the Option is duly exercised in conformity with the Plan, except for adjustments pursuant to Section 6 hereof.

                 (f) Exercise of Option; Vesting. Each Option may be exercisable in whole or in part at any time and from time to time during the Option term; provided, however, the Committee may, by the provisions of any Option Agreement, limit the number of shares that may be acquired thereunder in any period or periods of time during the Option term.

                 (g) Nontransferability of Option. No Option or other derivative security granted under the Plan shall be transferable or assignable by an Optionee, other than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by him or by his guardian(s) or legal representative(s). No Option shall be pledged or hypothecated in any way, and no Option shall be subject to execution, attachment, or similar process except with the express written consent of the Committee.

                 (h) Termination of Options. No Option shall be exercisable after it expires. Unless otherwise provided in the Option Agreement, each Option shall expire upon the earlier of:

                          (1) the expiration of the term for which the Option was granted; or

                          (2) (A) in the case of an Optionee whose employment with the Company or any subsidiary is terminated due to permanent and total disability within the meaning of
                 Section 22(e)(3) of the Code or death, the expiration of twelve (12) months from the date of such termination of employment;

                                  (B)      in the case of an Optionee whose
                 employment with the Company is terminated due to retirement, if the Option is an ISO, the expiration of three (3) months from the date of such termination of employment, and, if the Option is an NQSO, the expiration of twelve (12) months from the date of such termination of employment; or

                                  (C)      in the case of an Optionee whose
                 employment with the Company or any subsidiary is terminated (conversion from full-time to part-time employment shall not be deemed to be termination of employment for purposes of the
                 Plan) for any reason other than retirement, permanent and total disability, or death, at the date and time of such termination of employment, as conclusively determined by the Committee; or

                          (3) the applicable date set forth in Section 6 in the event of a dissolution, liquidation, or reorganization of the Company.

                 (i) Option Issuance Price. An Option shall be issued to the Optionee without payment of cash consideration.

         6. Adjustments. (a) Change in Shares. In the event that the outstanding shares of Common Stock are hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, merger, or consolidation in which the Company or a subsidiary of the Company is the surviving parent corporation, stock split, reverse stock split, combination of shares, or dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares for which Options may be granted under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding and unexercised Options shall be exercisable, to the end that the proportionate interest of the holder of the Option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the exercise price per share.

                 (b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, any outstanding and unexercised Option shall terminate as of a date to be fixed by the Committee, provided that not less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee. Each Optionee shall have the right during such period to exercise his Option as to all or any part of the shares covered thereby, including shares as to which such Option would not otherwise be exercisable by reason of an insufficient lapse of time.

                 (c) Reorganization. In the event of a Reorganization (as hereinafter defined) in which the Company or a subsidiary of the Company is not the surviving parent corporation, then

                 (1) If there is no plan or agreement with respect to the Reorganization ("Reorganization Agreement"), or if the Reorganization Agreement does not specifically provide for the change, conversion, or exchange of the outstanding and unexercised Options, or the shares subject thereto, for cash or other property or securities of another corporation, then the Committee shall take such action, and the Options shall terminate, as provided in Section 6(b) hereof; or

                 (2) If there is a Reorganization Agreement, and if the Reorganization Agreement specifically provides for the change, conversion, or exchange of the outstanding and unexercised Options, or the shares subject thereto, for cash or other property or securities of another corporation, then the Committee shall adjust the shares under such outstanding and unexercised Options, and shall adjust the shares remaining under the Plan which are then available for the issuance of Options under the Plan if the Reorganization Agreement makes specific provisions therefor, in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of such shares and such Options.

The term "Reorganization" as used in this Section 6(c) shall mean any merger, consolidation, share exchange, or other business combination pursuant to which neither the Company nor a subsidiary of the Company is the surviving parent corporation after the effective date of the Reorganization, or any sale of all or substantially all of the assets of the Company.

                 (d) Any adjustment to any outstanding ISO pursuant to this Section 6, if made by reason of a transaction described in Section 424(a) of the Code, shall be made so as to conform to the requirements of that Section and the regulations thereunder. If any other transaction described in Section 424(a) of the Code affects the Common Stock subject to any unexercised Option theretofore granted under the Plan (hereinafter for purposes of this Section 6(d) referred to as the "old Option"), the Board of Directors of the Company or any surviving or acquiring corporation may take such action as it deems appropriate, and in conformity with the requirements of that Code section and the regulations thereunder, to substitute a new Option for the old Option, in order to make the new Option, as nearly as may be practicable, equivalent to the old Option, or to assume the old Option. No modification, extension, renewal, or other change in any Option granted under the Plan may, after the grant of such Option, be made without the Optionee's consent (or even offered to an Optionee holding an ISO), unless the same is permitted by the provisions of the Plan and, in the case of an ISO, does not disqualify the ISO from being considered as such under Section 422 of the Code or constitute a modification, extension, or renewal of the ISO under Section 424(h) of the Code.

                 (e) All adjustments and determinations under this Section 6 shall be made by the Committee.

         7. Restrictions on Issuing Shares. The exercise of each Option shall be subject to the condition that if, at any time, the Company and/or the Committee shall determine in its discretion that the satisfaction of withholding tax or other liabilities, the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law of the United States or any other jurisdiction, or the consent or approval of any regulatory body is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or acquisition of shares pursuant thereto, then such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company and/or the Committee.

         8. Restrictions on Resale of Stock after Transfer. The Company and/or the Committee may impose at any time prior to the issuance of Common Stock hereunder such restrictions on the resale of any shares transferred pursuant to the Plan as it may deem advisable in order to comply with the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "1933 Act"), with the requirements of any stock exchange upon which such shares or shares of the same class are then listed, with any Blue Sky or other securities law of any jurisdiction applicable to the issuance of such shares, with any contractual provision relating to the issuance or resale of its shares to which the Company is a party, or with any provision of the Company's Certificate of Incorporation or By-Laws. The Company and/or the Committee may cause a legend or legends to be placed on any certificates representing shares issued pursuant to the Plan.

                 The Company and/or the Committee may require as a condition to the right to exercise any Option that the Company receive from the Optionee, at the time of any such exercise, representations, warranties and agreements to the effect that the Common Stock being acquired by the Optionee is for investment only and not with a view toward distribution of such Common Stock, and that the Optionee will not dispose of such Common Stock in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the 1933 Act or be contrary to any other applicable provision of law. Nothing herein shall be deemed to require the Company to apply for or to obtain listing, registration or qualification of the shares of Common Stock upon any securities exchange or under any federal or state law.

         9. Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

         10. Amendment, Suspension, and Termination of Plan. The Board of Directors may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the Options granted hereunder may conform to any changes in the law or in any other respect which the Board may deem to be in the best interests of the Company and its shareholders; provided, however, that without approval of the shareholders of the Company, no such amendment shall (a) except as specified in Section 6 hereof, materially increase the number of shares for which Options may be granted under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) materially increase the benefits accruing to participants under the Plan. No amendment, suspension, or termination of the Plan, other than a termination pursuant to Section 6 hereof, shall, without an Optionee's consent, materially and adversely affect any of the Optionee's rights or obligations under any Option theretofore granted to such Optionee under the Plan. The foregoing notwithstanding, any Plan provision that is a "plan provision" within the meaning of Rule 16b-3(c)(2)(ii) under the Exchange Act or any successor provision thereto shall not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended (if applicable), or the rules thereunder.

         11. No Implied Agreement. Nothing contained herein or in any Option Agreement shall be construed to confer on any Optionee any right to continue as an officer or employee of the Company or any subsidiary, or derogate from any right of the Company or any subsidiary to retire, request the resignation of, or discharge such Optionee, or to layoff or require a leave of absence of such Optionee (with or without pay), at any time, with or without cause.

         12. Acceleration. The Committee may, in its discretion, accelerate or otherwise amend the time or times any or all outstanding Options are exercisable. Any provision to the contrary in the Plan or any Option Agreement notwithstanding, upon the occurrence of a Change of Control (as hereinafter defined), at the discretion of the Committee, all Options may become immediately exercisable. The term "Change of Control" shall mean the happening of any of the following:

                 (a) The acquisition by any person or group (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Person"), other than the Company, a subsidiary, or any Person who beneficially owns in excess of fifty percent (50%) of the Voting Stock of the Company on the effective date of the Plan, members of such Persons' families, or their affiliates, of Voting Stock of the Company after which such person or group has beneficial ownership of fifty percent (50%) or more of the outstanding Voting Stock of the Company; or

                 (b) A change in the composition of the Board of Directors during any period of twenty-four (24) months such that individuals who at the beginning of the period were members of the Board of Directors together with those individuals who first become Directors during such period (other than by reason of an agreement with the Company in settlement of a proxy contest for the election of directors) and whose election or nomination for election to the Board of Directors was approved by a vote of at least seventy-five percent (75%) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors") (even if the Continuing Directors do not constitute a quorum of the whole Board, and it being understood that this requirement shall not be capable of satisfaction unless there is at least one Continuing Director) cease for any reason to constitute at least a majority of the Board of Directors of the Company.

         13. Termination. Subject to the provisions of Sections 6 and 10 hereof, this Plan shall terminate ten years after the effective date of the Plan, and no Option shall be granted hereunder after the termination of the Plan; provided, however, that any Option then outstanding will continue to be exercisable according to its terms and will remain subject to all the terms and conditions of the Plan.

         14. Tax Withholding. The Company may withhold from any payroll or other payment to an Optionee amounts of withholding and other taxes due with respect to an Option exercise, or take such other action, if and to the extent that the Committee may deem any such action necessary or advisable, to enable the Company and Optionees to satisfy obligations for the payment of withholding taxes and other tax liabilities relating to an Option. This authority shall include authority to withhold from shares deliverable upon exercise of an Option or receive other shares surrendered by the Optionee and to make cash payments in respect thereof in satisfaction of an Optionee's tax obligations, if and to the extent specified in rules and regulations adopted by the Committee.

         15.     Compliance with Rule 16b-3.

         (a) It is the intent of the Company that transactions under this Plan by persons subject to Section 16 of the Exchange Act generally be exempt under Rule 16b-3 under the Exchange Act. Accordingly, if any provision of this Plan or any Option Agreement does not comply with the requirements of Rule 16b-3 as then applicable to such a transaction (except for transactions other than a "grant or award") that are explicitly intended not to be exempt under Rule 16b-3), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such transaction.

         (b) Unless an Optionee could otherwise dispose of an Option or other derivative security granted under the Plan, or shares of Common Stock issued upon exercise of an Option or other derivative security granted under the Plan, without incurring liability under Section 16(b) of the Exchange Act, at least six months shall elapse from the date of acquisition of an Option or other derivative security under the Plan to the date of disposition of the Option or other derivative security (other than upon exercise) or disposition of Common Stock acquired upon exercise.

         16. Effective Date of Plan. The effective date of the Plan is September 23, 1993.

PROXY                         ESCALON MEDICAL CORP.                      PROXY

          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 10, 1996

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints STERLING C. JOHNSON and JOHN T. RICH or either of them acting alone in the absence of the other, the attorneys, agents and proxies of the undersigned, with full powers of substitution (the "Proxies"), to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders (the "Annual Meeting") of Escalon Medical Corp. (the "Company") to be held at Morgan, Lewis and Bockius LLP, 2000 One Logan Square, Philadelphia, PA 19103, on December 10, 1996 at 10:00 a.m. or any adjournment thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

        IMPORTANT - PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN THE
                PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

A [ X ] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.




1.   Election of Directors     FOR all nominees     WITHHOLD AUTHORITY
                               listed at right          to vote for
                              (except as marked        all nominees
                               to the contrary)

                                  [ ]                       [ ]

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE SUCH NOMINEE'S NAME FROM THE LIST AT RIGHT:



                                              NOMINEES:    Sterling C. Johnson
                                                           Richard J. DePiano
                                                           Jack M. Dodick, M.D.
                                                           Jay L. Federman, M.D.
                                                           Robert J. Kunze


THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR EACH OF THE NOMINEES IN PROPOSAL 1.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.






                                                    FOR    AGAINST    ABSTAIN

2.       Proposal to Amend the Company's 1993       [ ]      [ ]       [ ]
         Stock Option Plan.

         THE BOARD OF DIRECTORS RECOMMENDS
         VOTING FOR PROPOSAL NO. 2.

3.       Proposal to Ratify the Appointment         [ ]      [ ]       [ ]
         of Ernst & Young LLP as the Independent
         Auditors of the Company for the Fiscal
         Year Ending June 30, 1997.

         THE BOARD OF DIRECTORS RECOMMENDS
         VOTING FOR PROPOSAL NO. 3.

4. Other Business. In their discretion, the Proxies are authorized to vote upon such other business as may come before the Annual Meeting and any and all adjournments thereof. Proxies are authorized to cumulate votes and distribute such votes among some or all nominees in the event that cumulative voting is invoked by any shareholder. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Annual Meeting.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED "FOR" EACH DIRECTOR NOMINEE, "FOR" THE AMENDMENT OF THE COMPANY'S 1993 STOCK OPTION PLAN, AND "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. PROXIES ARE AUTHORIZED TO CUMULATE VOTES AND DISTRIBUTE SUCH VOTES AMONG SOME OR ALL NOMINEES IN THE EVENT THAT CUMULATIVE VOTING IS INVOKED BY ANY SHAREHOLDER. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE ASSISTANT SECRETARY OF THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE OF AN INSTRUMENT REVOKING THIS PROXY, OR BY ATTENDING THE MEETING AND ELECTING TO VOTE IN PERSON.


                                                         DATE           , 1996
----------------------          ----------------------       -----------
SIGNATURE                       SIGNATURE

NOTE: Please sign exactly as name or names appear on this Proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian or corporate officer, please give full title.